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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No.1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Quintus Corporation has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 14, 2001

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                  By:      /S/ EDWARD F. GLASSMEYER
                                           ------------------------
                                           Edward F. Glassmeyer, as
                                           General Partner or
                                           Managing Member or as
                                           Attorney-in-fact for the
                                           above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                  By:      /S/ EDWARD F. GLASSMEYER
                                           ------------------------
                                           Edward F. Glassmeyer,
                                           Individually and as
                                           Attorney-in-fact for the
                                           above-listed individuals